UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 11, 2014

ATHLON ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36026	46-2549833
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

420 Throckmorton Street, Suite 1200, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (817) 984-8200

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02              Results of Operations and Financial Condition.

Item 7.01              Regulation FD Disclosure.

On April 15, 2014, Athlon Energy Inc. (“Athlon”) issued a press release announcing, among other things: (i) its first quarter of 2014 production update; (ii) a horizontal drilling update; (iii) its 2014 outlook; and (iv) a liquidity update.  A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act or the Securities Exchange Act of 1934, each as amended.

Item 8.01                                           Other Events.

On April 11, 2014, lenders under Athlon’s revolving credit facility completed their redetermination of Athlon’s borrowing base, which increased from $525 million to $1 billion based on its reserves as of March 31, 2014 and the 2014 announced acquisitions.

On April 15, 2014, Athlon announced that its second horizontal well in Glasscock County, Lawson #2703H (100% WI), was completed using a 30-stage hybrid fracture stimulation over a perforated lateral length of 7,618 ft. in the Wolfcamp A zone. The well achieved a peak 3-phase 24-hour IP rate of 1,069 BOE/d (81% oil) and a peak 3-phase 30-day rate of 983 BOE/d (76% oil).

Additionally, Athlon's first horizontal well in Howard County, Abel 18 #3H (100% WI), was completed using a 31-stage hybrid fracture stimulation over a perforated lateral length of 7,822 ft. in the Wolfcamp A zone. The well achieved a peak 3-phase 24-hour IP rate of 1,364 BOE/d (89% oil) and a peak 3-phase 30-day rate of 1,063 BOE/d (85% oil).

Item 9.01              Financial Statements and Exhibits.

(d)   Exhibits.

The exhibit listed below is being furnished pursuant to Items 2.02 and 7.01 of this Form 8-K.

99.1                        Press Release dated April 15, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHLON ENERGY INC.

Date: April 15, 2014	By:	/s/ William B. D. Butler
William B. D. Butler
Vice President—Chief Financial Officer and
Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 15, 2014.